Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Guess?, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-135079, 333-10069, 333-129349, 333-121552 and 333-81274) on Form S-8  and registration statement (No. 333-111895) on Form S-3, of Guess?, Inc. and subsidiaries of our report dated May 25, 2007, with respect to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows of Guess?, Inc. and subsidiaries for the one-month period ended February 3, 2007, and the related financial statement schedule; and our report dated February 28, 2007, with respect to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows of Guess?, Inc. and subsidiaries for the year ended December 31, 2006, and the related financial statement schedule, which reports appear in the January 31, 2009 annual report on Form 10-K of Guess?, Inc.

Our reports refer to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” on January 1, 2007.

/s/ KPMG LLP

Los Angeles, California
March 27, 2009